UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 14, 2022

INTERFACE INC

(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1280 West Peachtree Street NW	Atlanta	Georgia	30309
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)
Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.10 Par Value Per Share	TILE	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITE AGREEMENT

Fifth Amendment to Credit Facility

As previously reported in its Current Report on Form 8-K filed on August 8, 2018, the Second Amended and Restated Syndicated Facility Agreement among Interface, Inc. (the “Company”), certain of its wholly-owned foreign subsidiaries as co-borrowers, its material domestic subsidiaries as guarantors, Bank of America, N.A. as Administrative Agent and lender, and the other lenders party thereto became effective on August 7, 2018. As previously reported in its Current Report on Form 8-K/A filed on December 21, 2021, the Company and the other parties to the facility agreement entered into the Fourth Amendment to such facility agreement on December 9, 2021 (as so amended, the “Existing Facility Agreement”).

On October 14, 2022, the Company entered into a Fifth Amendment (the “Fifth Amendment”) to the Existing Facility Agreement, with the other parties to the Existing Facility Agreement (as so amended, the “Credit Facility”). The Fifth Amendment provides for, among other changes, the following amendments to the Existing Facility Agreement:

•Extend the maturity date of the Credit Facility to five years after the effective date of the Fifth Amendment;

•Replace the LIBOR benchmark interest rates in the Existing Facility Agreement applicable to all loans denominated in Dollars with the SOFR benchmark interest rates;

•Set forth certain conforming changes in respect of such successor benchmark interest rates, in each case, on the terms and subject to the conditions set forth in the Fifth Amendment; and

•Modify certain covenants and other terms and provisions thereof.

Capitalized terms used herein and not defined herein have the meanings assigned to such terms in the Credit Facility.

The foregoing description of the Fifth Amendment set forth under this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment, which is filed as Exhibit 10.1 and incorporated herein by reference.

Certain lenders under the Credit Facility have performed or may perform in the future various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates, for which they have received or will receive customary compensation. In addition, one of the lenders, Regions Bank, is the Trustee under the indenture governing the Company’s 5.50% Senior Notes due 2028.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET AGREEMENT OF A REGISTRANT

Fifth Amendment to Credit Facility

On October 14, 2022, the Company entered into the Fifth Amendment. A description of the Fifth Amendment is included above in Item 1.01, which disclosure is incorporated by reference in response to this Item 2.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
10.1	Fifth Amendment to Second Amended and Restated Syndicated Facility Agreement, dated as of October 14, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Bruce A. Hausmann
Bruce A. Hausmann
Vice President
Date: October 14, 2022